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                                                                      EXHIBIT 22

                               FRANKLIN QUEST CO.


                            Wholly-Owned Subsidiaries

              Franklin Development Corporation (a Utah corporation)

                Franklin Quest Europe, Inc. (a Utah corporation)

              Franklin Quest Canada, Ltd. (an Ontario corporation)

                 Franklin Excellence, Inc. (a Utah corporation)

             Franklin International Asia, Inc. (a Utah corporation)

               Franklin Quest Australia, Inc. (a Utah corporation)

                  Franklin Quest NZ, Inc. (a Utah corporation)

                Franklin Quest Mexico, Inc. (a Utah corporation)

                Franklin Quest Taiwan, Inc. (a Utah corporation)

               Franklin Quest Argentina, Inc. (a Utah corporation)

                Franklin Quest Brazil, Inc. (a Utah corporation)

                 Franklin Quest Spain, Inc. (a Utah corporation)

          Franklin Quest Puerto Rico, Inc. (a Puerto Rico corporation)

                  Franklin Quest SA, Inc. (a Utah corporation)

                  Franklin Quest ASC, Inc. (a Utah corporation)

                   Publishers Press, Inc. (a Utah corporation)

             Franklin Quest Client Sales, Inc. (a Utah corporation)

             Franklin Quest Catalog Sales, Inc. (a Utah corporation)

             Franklin Quest Product Sales, Inc. (a Utah corporation)

       Franklin Quest Services, L.L.C. (a Utah limited liability company)

           Franklin Quest Marketing, Ltd. (a Utah limited partnership)